UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2014 (October 10, 2014)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On October 10, 2014, Magellan Petroleum Corporation (the “Company”) entered into an Options and Stock Purchase Agreement (the "Agreement") with William H. Hastings, a former executive officer and director of the Company and a beneficial owner of more than five percent of the Company’s Common Stock as of October 10, 2014. The Agreement provides for the repurchase by the Company from Mr. Hastings of 250,000 shares of the Company’s Common Stock and options to acquire 1,512,500 shares of the Company’s Common Stock. The gross proceeds payable to Mr. Hastings pursuant to the Agreement total $1,445,625 (the "Proceeds") and are subject to applicable tax withholdings. The Agreement is expected to close upon the Company’s payment of the Proceeds, which the Agreement provides is to occur within five business days after the date of execution, subject to certain conditions being met.
The options to be repurchased represent 56% of the total of 2,712,500 options previously granted to Mr. Hastings in December 2008 as part of his compensation as an executive officer of the Company (the “Options”). The Options, which are fully vested and have an exercise price of $1.20 per share, are scheduled to expire in December 2015. Following the repurchase, Mr. Hastings will still own 1,200,000 Options. The Agreement was approved by the Company’s Board of Directors (the “Board”) and the Board’s Compensation, Nominating and Governance Committee.
A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.
On October 16, 2014, the Company issued a press release announcing the Agreement with Mr. Hastings. A copy of the press release is attached hereto as Exhibit 99.1.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed or furnished as part of this report:

Exhibit
No.         Description

10.1*	Options and Stock Purchase Agreement dated October 10, 2014, between Magellan Petroleum Corporation and William H. Hastings.
99.1**        Company press release dated October 16, 2014.

*    Filed herewith.
**    Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

October 16, 2014